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                                                                EXHIBIT NO. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of United Retail Group, Inc. and Subsidiaries (the "Company") on Forms S-8 (File Nos. 333-47407, 033-48500, 033-48501, 333-64643, 033-67288) of our report dated
February 12, 1999, on our audits of the consolidated financial statements of the Company as of January 30, 1999 and January 31, 1998 and for each of the three fiscal years ended January 30, 1999, which report is incorporated by reference in this Annual Report on Form 10-K.



                                       PricewaterhouseCoopers LLP

New York, New York
April 21, 1999